UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 30, 2021

First Horizon Corporation

(Exact Name of Registrant as Specified in Charter)

TN	001-15185	62-0803242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

165 Madison Avenue	Memphis	Tennessee	38103
(Address of Principal Executive Office)			(Zip Code)

(901) 523-4444

Registrant’s telephone number, including area code

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on which Registered
$0.625 Par Value Common Capital Stock	FHN	New York Stock Exchange LLC
Depositary Shares, each representing a 1/400th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series B	FHN PR B	New York Stock Exchange LLC
Depositary Shares, each representing a 1/400th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series C	FHN PR C	New York Stock Exchange LLC
Depositary Shares, each representing a 1/400th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series D	FHN PR D	New York Stock Exchange LLC
Depositary Shares, each representing a 1/4,000th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series E	FHN PR E	New York Stock Exchange LLC
Depositary Shares, each representing a 1/4,000th interest in a share of Non-Cumulative Perpetual Preferred Stock, Series F	FHN PR F	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

ITEM 8.01.	Other Events.

Departure of Michael J. Brown

Michael J. Brown, President—Regional Banking of First Horizon Corporation (the “Company”) and of its subsidiary, First Horizon Bank (the “Bank”), will retire as President—Regional Banking and as an executive officer effective October 31, 2021, and will retire as an employee effective December 31, 2021.

Changes in Certain Senior Executive Offices

On September 30, 2021, the Board of Directors of the Company and of the Bank made the following changes to the Company’s and the Bank’s executive officers, all effective November 1, 2021:

Anthony J. Restel	Will move to President—Regional Banking from Senior Executive Vice President—Chief Operating Officer; will remain interim Chief Financial Officer

Tammy S. LoCascio	Will move to Senior Executive Vice President—Chief Operating Officer from Senior Executive Vice President—Chief Human Resources Officer

In addition, the position of Chief Human Resources Officer will report to Ms. LoCascio, and will no longer be treated as an “executive officer” position for purposes of the U.S. securities laws.

Biographical and Compensation Information

Mr. Restel currently is Senior Executive Vice President—Chief Operating Officer of the Company and the Bank. Background and biographical information about him is presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 in “Supplemental Part I Information” on page 49 of that Report. Information concerning his compensation from the Company appears in the following sections of the Company’s Proxy Statement for the 2021 annual meeting of shareholders, all of which is incorporated into this Item 5.02 by reference: (a) “Compensation Discussion and Analysis” beginning on page 70; (b) “Recent Compensation” beginning on page 94; and (c) “Post-Employment Compensation” beginning on page 103. Additional information concerning his compensation appears in: (d) exhibits 10.1(b), 10.1(c), 10.1(d), 10.3(l), 10.4(f), 10.5(a), 10.6(o), 10.6(p), 10.7(e), 10.8(c), and 10.8(f)-(h) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020; (e) exhibits 10.1, 10.2, and 10.3 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021; (f) the Company’s 2021 Incentive Plan which appears as Appendix A in the Company’s Proxy Statement for the 2021 annual meeting of shareholders; and (g) exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 29, 2021.

Ms. LoCascio currently is Senior Executive Vice President—Chief Human Resources Officer of the Company and the Bank. Background and biographical information about her is presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 in “Supplemental Part I Information” on page 48 of that Report. Her annual base salary rate for the year 2021 is $550,000. She is eligible to participate in all executive-level compensation plans and programs. Additional information concerning the Company’s compensation plans and programs for executive officers appears in the following sections of the Company’s Proxy Statement for the 2021 annual meeting of shareholders, all of which is incorporated into this Item 5.02 by reference: (a) “Compensation Discussion and Analysis” beginning on page 70; (b) “Recent Compensation” beginning on page 94; and (c) “Post-Employment Compensation” beginning on page 103. Additional information concerning her compensation appears in: (d) exhibits 10.1(a), 10.3(d)-(k), 10.4(a)-(c), 10.5(a), 10.7(e), 10.8(c), 10.8(f), and 10.8(g) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020; (e) exhibits 10.1, 10.2, and 10.3 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021; (f) the Company’s 2021 Incentive Plan which appears as Appendix A in the Company’s Proxy Statement for the

FIRST HORIZON CORPORATION	2	FORM 8-K CURRENT REPORT

2021 annual meeting of shareholders; and (g) exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 29, 2021.

Transactions with Related Persons

The Company, the Bank and the subsidiaries of each, as applicable, have entered into lending transactions and/or other banking or financial services transactions in the ordinary course of business with the Company’s executive officers, directors, nominees, their immediate family members and affiliated entities, and the persons of which the Company is aware that beneficially own more than five percent of the Company’s common stock, and the Company expects to have such transactions in the future. Such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the company, and did not involve more than the normal risk of collectability or present other unfavorable features. The Company notes that as a perquisite the Company offers all associates discounts on certain financial services (for example, no-fee domestic wire transfers). These discounts are available to the Company’s executive officers except in relation to credit extended at the time an executive officer is serving as such.

Separation Agreement with Michael J. Brown

On September 30, 2021, the Company, the Bank, and Mr. Brown entered into a Separation Agreement and General Release (“Separation Agreement”). Key provisions of the Separation Agreement are: (1) Mr. Brown has agreed to retire as President—Regional Banking and as an executive officer as described in Departure of Michael J. Brown above; (2) Mr. Brown will continue to be paid his current salary for the remainder of 2021; (3) Mr. Brown will continue to be eligible to earn an annual cash incentive (bonus) for 2021 on corporate performance terms previously established under the Company’s Management Incentive Plan, and in 2021 he will be paid 75% of his target bonus amount ($525,000) as a non-refundable advance against the final bonus determined early in 2022; (4) a total of 81,927 unvested shares of restricted stock (“RSAs”) and unvested restricted stock units (“RSUs”) will have the continuing employment or service requirement waived after December 31, 2021; (5) 47,572 (measured at “target”) unvested performance stock units (“PSUs”) will have the continuing employment or service requirement waived after December 31, 2021; (6) Mr. Brown’s participation in the Company’s new (2021) Executive Change in Control Severance Plan has been terminated; and (7) Mr. Brown has agreed to comply with certain non-competition, non-solicitation, and other covenants, and has given the Company and the Bank a general legal release of any claims he may have.

The RSAs, RSUs, and PSUs mentioned above will not have vesting or payment accelerated. The continuing employment or service requirement will be waived, but all other terms and conditions will remain in place.

The applicable corporate performance metrics of Mr. Brown’s 2021 bonus award and of the PSUs mentioned above are not altered by the Separation Agreement. Applicable corporate performance will be determined at the usual time and in the usual manner for each such award.

Mr. Brown’s outstanding stock options will not be affected by the Agreement. Among other things, this means that currently-vested options will remain outstanding for a 90-day post-separation period prescribed by the terms of the awards, and currently-unvested options will be forfeited at separation unless vesting is accelerated during the remainder of his tenure with the Company for reasons other than separation.

The Separation Agreement is subject to a waiting period and other conditions required by law. The Separation Agreement does not alter benefits and rights under the Company’s qualified savings plan, deferred compensation plans, programs, and agreements, or other plans or programs not mentioned above.

A conformed copy of the Separation Agreement is filed as an exhibit to this Report. The foregoing descriptions are subject to the legal terms of that Agreement.

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Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit #	Description
10.1	Conformed copy of Separation Agreement and General Release
104	Cover Page Interactive Data File, formatted in Inline XBRL

All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

In many agreements filed as exhibits, each party makes representations and warranties to other parties. Those representations and warranties are made only to and for the benefit of those other parties in the context of a business contract. Exceptions to such representations and warranties may be partially or fully waived by such parties, or not enforced by such parties, in their discretion. No such representation or warranty may be relied upon by any other person for any purpose.

* * * * *

FIRST HORIZON CORPORATION	4	FORM 8-K CURRENT REPORT

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon Corporation (Registrant)

Date: September 30, 2021	By:	/s/ Clyde A. Billings, Jr.
Clyde A. Billings, Jr.
Senior Vice President, Assistant General Counsel, and Corporate Secretary

FIRST HORIZON CORPORATION	5	FORM 8-K CURRENT REPORT